UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2011 (September 9, 2011)

MYLAN INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-9114	25-1211621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Corporate Drive Canonsburg, PA	15317
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 514-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry Into a Material Definitive Agreement.

As previously disclosed in its Current Report on Form 8-K filed on September 15, 2008 (the “Original Form 8-K”), on September 9, 2008, Mylan Inc. (the “Company”) entered into a Confirmation of OTC Warrant Transactions with Merrill Lynch International (“MLI”), which was amended on September 15, 2008 (as amended, the “MLI Warrant Confirmation”). As further disclosed in the Original Form 8-K, on September 9, 2008, the Company also entered into a Confirmation of OTC Warrant Transactions with Wells Fargo Bank, National Association (“Wells Fargo”), which was amended on September 15, 2008 (and which, as so amended, was subsequently novated from Wells Fargo to Goldman, Sachs & Co. (“GS&Co.”) pursuant to agreements novating the rights and obligations of Wells Fargo under the Confirmation of OTC Warrant Transactions, as well as the Confirmation of OTC Convertible Note Hedge Transaction between the Company and Wells Fargo, from Wells Fargo to GS&Co.) (as amended, the “GS&Co. Warrant Confirmation” and, together with the MLI Warrant Confirmation, the “Confirmations”).

The Confirmations, which cover an aggregate of 43,168,183 shares of the Company’s common stock, provide for delivery by the Company of shares of its common stock to the counterparties to the Confirmations based on the amount, if any, by which the volume-weighted average price of the Company’s common stock at the time of exercise of the warrants exceeds the strike price of the warrants, subject to customary anti-dilution adjustments. The warrants will become exercisable during a period beginning after the maturity of the Company’s $575 million aggregate principal amount 3.75% Cash Convertible Notes due September 15, 2015, which were issued on September 15, 2008.

On September 9, 2011, the Company and MLI entered into an amendment (the “MLI Amendment”) to the MLI Warrant Confirmation. Pursuant to the MLI Amendment, the strike price of 19,716,485 warrants under the MLI Warrant Confirmation was increased to $30 per share of the Company’s common stock from $20 per share. In consideration for the MLI Amendment, the Company paid an aggregate of $70,912,333 to MLI. The Company may enter into additional amendments with MLI to increase the strike price of additional warrants under the MLI Warrant Confirmation.

On September 13, 2011 and September 14, 2011, the Company and GS&Co. entered into amendments (the “GS&Co. Amendments” and, together with the MLI Amendment, the “Amendments”) to the GS&Co. Warrant Confirmation. Pursuant to the GS&Co. Amendments, the strike price of all 12,950,455 warrants under the GS&Co. Warrant Confirmation was increased to $30 per share of the Company’s common stock from $20 per share. In consideration for the GS&Co. Amendments, the Company paid an aggregate of $47,058,274 to GS&Co.

Copies of the original Confirmations and the first amendments thereto were filed as Exhibits 10.3, 10.4, 10.5 and 10.6 to the Original Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN INC.

Date: September 15, 2011	By:	/s/ John D. Sheehan
John D. Sheehan
Executive Vice President and
Chief Financial Officer